Exhibit 4.9

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

SCIO DIAMOND TECHNOLOGY CORPORATION

Convertible Promissory Note

PRINCIPAL AMOUNT: $____________ Greenville, South Carolina	Issuance Date: Month Day, Year

FOR VALUE RECEIVED, the undersigned, SCIO DIAMOND TECHNOLOGY CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to ____________ or its registered assigns (the “Holder”) the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on September 15, 2017 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30 day months) on the unpaid balance hereof at the rate of 8.0% per annum from the date hereof (the “Applicable Rate”). All interest payable under this Note shall be paid at the Maturity Date.

This Note is one of an issue of Notes issued on or after August 17, 2016, each on substantially the same terms as this Note, in an aggregate principal amount of up to $750,000 (collectively, the “Notes”).  This Note is made pursuant to, and in connection with, that certain Subscription Agreement between the Company and Holder dated as of August _, 2016 (the “Subscription Agreement”).

 Certain capitalized terms used herein are defined in Schedule B hereto.

Section 1.          PAYMENT AND PREPAYMENT OF THE NOTES

Section 1.1           Maturity; Required Prepayment at Holder Option. The entire unpaid principal balance of this Note shall be due and payable on the Maturity Date.

Section 1.2           Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time this Note in an amount not less than the aggregate principal amount then outstanding, at 101% of the principal amount so prepaid. The Company will give the Holder written notice of optional prepayment under this Section 1.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount to be prepaid on such date, the principal amount to be prepaid (determined in accordance with Section 1.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

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Section 1.3           Maturity; Surrender, Etc.In the case of each prepayment of the Notes pursuant to this Section 1, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, interest on such principal amount shall cease to accrue. Once paid or prepaid in full, this Note shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount.

Section 2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Holder that:

Section 2.1           Disclosure. The Company, through its respective agents, has delivered to the Holder a copy of a Private Placement Memorandum, dated August 17, 2016 (including the documents incorporated by reference therein, the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business of the Company. This Note, the Memorandum (but as to information incorporated by reference therein, only such information to the extent that it relates to the Company) and the documents, certificates or other writings delivered to the Holder by or on behalf of the Company in connection with the transactions contemplated hereby (collectively, the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 2.2           Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Holder and other “accredited investors” as that term is defined in Rule 501(a) of Regulation D of the Securities Act, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of the Securities Act.

Section 2.3           Use of Proceeds. The Company will apply the proceeds of the sale of the Notes as set forth in the Memorandum.

Section 2.4           Payment of Taxes. The Company will file all income and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, provided that the Company need not pay any such tax, assessment, charge or levy if (a) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

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Section 3.          CONVERSION

Section 3.1           At any time prior to payment of all outstanding obligations owed to Holder based on the terms hereof, Holder may elect, by giving five days’ notice, to convert this Note and any unpaid accrued interest thereon into common shares of the Company at a conversion price equal to $0.14 per share. Any election to convert this Note pursuant to this section will be made in writing and delivered to the Company.

Section 4.          EVENTS OF DEFAULT

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          the Company defaults in the payment of any principal or interest, if any, on this Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

(b)          the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) of this Section 4) and such default is not remedied within thirty (30) days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 4(b)); or

(c)          any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Note or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which it was made; or

(d)          the Company (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(e)          a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days; or

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(f)          a final judgment or judgments for the payment of money aggregating in excess of $2,500,000 are rendered against the Company and which judgment or judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay.

Section 5.          REMEDIES ON DEFAULT, ETC.

Section 5.1           Acceleration.

(a)          If an Event of Default with respect to the Company described in Section 4(d) or (e) (other than an Event of Default described in clause (1) of Section 4(d) or described in clause (6) of Section 4(d) by virtue of the fact that such clause encompasses clause (1) of Section 4(d)) has occurred, this Note shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare the Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default described in Section 4(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare the Notes held by it or them to be immediately due and payable.

Upon this Note becoming due and payable under this Section 5.1, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid principal amount, plus all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Applicable Rate), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the Holder agrees, that each holder of the Notes has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for).

Section 5.2           Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether this Note has become or has been declared immediately due and payable under Section 5.1, the Holder at the time outstanding may proceed to protect and enforce the rights of the Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise.

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Section 5.3           Rescission. At any time after the Notes have been declared due and payable pursuant to Section 5.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on and all principal of the Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Applicable Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 8, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to this Note. No rescission and annulment under this Section 5.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 5.4           No Waivers or Election of Remedies, Expenses, Etc.No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by the Notes upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the Holder on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of the Holder incurred in any enforcement or collection under this Section 5; provided however, that with respect to any attorneys’ fees, expenses and disbursements, the Company shall only be required to pay reasonable attorneys’ fees, expenses and disbursements for one counsel selected by the Required Holders and any other attorneys’ fees, expenses or disbursements will be the obligation of each of the respective holders.

Section 6.          PAYMENTS ON NOTES

Section 6.1           Place of Payment. Subject to Section 6.2, payments of principal and interest becoming due and payable on this Note shall be made in Greenville, South Carolina at the principal office of the Company. The Company may at any time, by notice to the Holder, change the place of payment of this Note so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 6.2           Home Office Payment. Notwithstanding anything contained in Section 6.1 to the contrary, the Company will pay all sums becoming due on this Note for principal and interest by the method and at the address specified for such purpose below the Holder’s name in Schedule A, or by such other method or at such other address as the Holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Note, the Holder shall surrender this Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 6.1. The Company will afford the benefits of this Section 6.2 to any Institutional Investor that is the direct or indirect transferee of this Note and that has made the same agreements relating to this Note as the Holder has made in this Section 6.2.

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Section 7.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Note, the purchase or transfer by the Holder of this Note in its entirety or any portion hereof or interest hereon and the payment of this Note, and may be relied upon by any subsequent holder of this Note, regardless of any investigation made at any time by or on behalf of the Holder. Subject to the preceding sentence, this Note, the Subscription Agreement, and the Disclosure Documents embody the entire agreement and understanding between the Holder and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 8.          AMENDMENT AND WAIVER

Section 8.1           Requirements. This Note may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Holder.

Section 8.2           Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 8 applies to Holder of the Note and is binding upon them and upon each future holder of this Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder. As used herein, the term “this Note” and references thereto shall mean this Note as it may from time to time be amended or supplemented.

Section 9.          NOTICES

All notices and communications provided for hereunder shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by a recognized overnight delivery service (with charges prepaid), or (d) by email with a read receipt requested. Any such notice must be sent:

(1)         if the Holder, at the address specified for such communications in Schedule A, or at such other address as the Holder shall have specified to the Company in writing, or

(2)         if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the Holder in writing.

Notices under this Section 9 will be deemed given only when actually received.

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Section 10.         CONFIDENTIAL INFORMATION

For the purposes of this Section 10, “Confidential Information” means information delivered to the Holder by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Note that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Holder as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to the Holder (other than from a source actually known to the Holder to be subject to a confidentiality agreement with the Company relating to such Confidential Information) prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Holder or any Person acting on the Holder’s behalf, (c) otherwise becomes known to the Holder other than through disclosure by the Company or (d) constitutes financial statements delivered to the Holder under the Disclosure Documents that are otherwise publicly available. Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Holder in good faith to protect confidential information of third parties delivered to the Holder, provided that the Holder may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by this Note), (2) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 10, (3) any other holder of the Notes, (4) any Institutional Investor to which it sells or offers to sell this Note or any part hereof or any participation herein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10), (5) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10), (6) any Federal or state regulatory authority having jurisdiction over the Holder, (7) any nationally recognized rating agency that requires access to information about the Holder’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to the Holder, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which the Holder is a party or (iv) if an Event of Default has occurred and is continuing, to the extent the Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Note. Any transferee, by its acceptance of this Note, is deemed to have agreed to be bound by and to be entitled to the benefits of this Section 10 as though it were a party to this Note. On reasonable request by the Company in connection with the delivery to the transferee of information required to be delivered to the Holder under this Note or requested by such transferee, such transferee will enter into an agreement with the Company embodying the provisions of this Section 10.

Section 11.         MISCELLANEOUS

Section 11.1         Successors and Assigns. All covenants and other agreements contained in this Note by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

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Section 11.2         Payments Due on Non-Business Days. Anything in this Note to the contrary notwithstanding (but without limiting the requirement in Section 1.3 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or interest on this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of this Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 11.3         Accounting Terms. All accounting terms used herein which are not expressly defined in this Note have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Note shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.

Section 11.4         Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.5         Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Note shall be deemed to be a part hereof.

Section 11.6         Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Nevada excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 11.7         Jurisdiction and Process; Waiver of Jury Trial.

(a)          The Company irrevocably submits to the non-exclusive jurisdiction of any South Carolina State or Federal court sitting in Greenville, South Carolina over any suit, action or proceeding arising out of or relating to this Note. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(b)          The Company consents to process being served by or on behalf of the Holder in any suit, action or proceeding of the nature referred to in Section 11.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 9 or at such other address of which the Holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)          Nothing in this Section 11.7 shall affect the right of the Holder to serve process in any manner permitted by law, or limit any right that the Holder may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)          THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:
Jonathan Pfohl
Chief Financial Officer

This Note is hereby accepted and agreed to as of the Issuance Date.

By:
Name:
Title:

INFORMATION RELATING TO HOLDER

NAME AND ADDRESS OF HOLDER

(1)	All payments by wire transfer of immediately available funds to:

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	All other communications:

(4)	Tax Identification No. ______________

SCHEDULE A
(to Promissory Note)

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Business Day” means (a) for the purposes of Section 9.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in Greenville, South Carolina are required or authorized to be closed, and (b) for the purposes of any other provision of this Note, any day other than a Saturday, a Sunday or a day on which commercial banks in Greenville, South Carolina are required or authorized to be closed.

“Company” means Scio Diamond Technology Corporation, a Nevada corporation, or any successor that becomes such in the manner prescribed in Section 11.1.

“Confidential Information” is defined in Section 10.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Event of Default” is defined in Section 4.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America. For purposes of determining compliance with the financial covenants contained in this Note, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

“Governmental Authority” means:

(a)          the government of:

(1)         the United States of America or any State or other political subdivision thereof, or

(2)         any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary; or

(b)          any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Holder” or “holder” means, with respect to this Note, the Person in whose name this Note is registered in the register maintained by the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the Company to perform its obligations under the Notes, or (c) the validity or enforceability of this Note.

SCHEDULE B
(to Promissory Note)

“Memorandum” is defined in Section 2.1.

“Notes” is defined in the first paragraph of this Note.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Note.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

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